CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement No. 333-139270 on Form S-8 of America's Car-Mart, Inc. 401(k) Plan of our report dated June 28, 2011, relating to the financial statements and supplemental schedule of America's Car-Mart, Inc. 401(k) Plan, which appear in this Annual Report Form 11-K of America's Car-Mart, Inc. 401(k) Plan for the year ended December 31, 2010.

\s\ HOGANTAYLOR LLP

Fayetteville, Arkansas
June 28, 2011